SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Superior Industries International, Inc.

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SUPERIOR INDUSTRIES INTERNATIONAL, INC.
7800 Woodley Avenue
Van Nuys, California 91406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2002

To the Shareholders of

SUPERIOR INDUSTRIES INTERNATIONAL, INC.:

      The Annual Meeting of Shareholders of SUPERIOR INDUSTRIES INTERNATIONAL, INC. will be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 10, 2002 at 10:00 A.M. Pacific Time for the following purposes:

(1) To elect three directors; and

(2) To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

      Only shareholders of record at the close of business on March 22, 2002 are entitled to notice of and to vote at the Annual Meeting. On any business day from April 30, 2002 until May 10, 2002, during ordinary business hours, shareholders may examine the list of shareholders for any purpose relevant to the Annual Meeting at the Company’s executive offices at 7800 Woodley Avenue, Van Nuys, California 91406.

      You are urged to execute the enclosed proxy and return it in the accompanying envelope at your earliest convenience. Such action will not affect your right to vote in person should you find it possible to attend the Annual Meeting.

By Order of the Board of Directors

Daniel L. Levine
Secretary

Van Nuys, California

Dated: April 5, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
7800 Woodley Avenue
Van Nuys, California 91406

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 10, 2002

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at the Annual Meeting of Shareholders of Superior Industries International, Inc. (“Superior” or the “Company”), to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91406 on Friday, May 10, 2002 at 10:00 A.M. Pacific Time and at all postponements and adjournments thereof. The approximate date on which Superior anticipates first sending this Proxy Statement and form of proxy to its shareholders is April 5, 2002.

      The solicitation of the proxy accompanying this proxy statement is made by the Board of Directors of Superior, and the cost of such solicitation will be borne by Superior. The solicitation will be by mail, telephone, or oral communication with shareholders.

      The matters to be considered and voted upon at the Annual Meeting are set forth in the Notice of Annual Meeting which accompanies this Proxy Statement.

      A proxy for use at the Annual Meeting is enclosed. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained thereon. If the proxy is executed and returned without instruction, the proxy will be voted FOR the election as directors of the individuals named below. If the proxy is not returned, your vote will not be counted. Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Superior a written notice revoking it or a duly executed proxy bearing a later date, or, if the person executing the proxy is present at the meeting, by voting his shares in person.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      There were issued and outstanding 26,019,413 shares of Superior’s common stock, par value $0.50 per share, on March 22, 2002, which has been set as the record date for the purpose of determining the stockholders entitled to notice of and to vote at the Annual Meeting. Each holder of common stock will be entitled to one vote, in person or by proxy, for each share of common stock standing in his name on the books of Superior as of the record date; votes may not be cumulated. To constitute a quorum for the transaction of business at the Annual Meeting, there must be present, in person or by proxy, a majority of the issued and outstanding shares of common stock.

      The following table sets forth information known to Superior as of March 1, 2002, with respect to beneficial ownership of the Company’s common stock by each person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock, by each director, by the Named Officers (as defined under “Executive Compensation”), and by all directors and officers as a group:

	Amount		Percent
	Beneficially		of
Name and Address(†) of Beneficial Owner	Owned		Class

Louis L. Borick	4,431,823	(1)(2)	17.0%
Juanita A. Borick	1,822,033		7.0%
Lord, Abbett & Company	1,574,216		6.1%
90 Hudson St. Jersey City, NJ 07302
Private Capital Management, Inc.	1,540,301		5.9%
3003 Tamiami Trail North Naples, FL 34103
Steven J. Borick	154,791	(1)(2)	*
James M. Ferguson	48,503	(1)(2)	*
Raymond C. Brown	24,394	(1)(2)	*
Michael J. O’Rourke	15,141	(1)(2)	*
Jack H. Parkinson	14,600	(1)	*
V. Bond Evans	14,000	(1)	*
Sheldon I. Ausman	12,000	(1)	*
Philip W. Colburn	11,930	(1)	*
R. Jeffrey Ornstein	4,050	(1)(2)	*
Superior’s Directors and Officers As a Group (17 persons)	4,754,516	(3)	18.3%

†	All persons have the Company’s principal office as their address, except as indicated.

*	Less than 1%.

(1)	Includes 925,764, 29,153, 14,000, 12,000, 7,000, 7,000, 6,000, 1,635 and 987 shares for Messrs. L. Borick, S. Borick, Evans, Ausman, Parkinson, Colburn, Brown, Ferguson and O’Rourke, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2002 of non-statutory stock options that have been previously granted.

(2)	Includes 21,990, 17,597, 12,138, 11,736, 5,000 and 3,750 shares for Messrs. Ferguson, S. Borick, O’Rourke, L. Borick, Brown and Ornstein, respectively, of which they have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2002 of incentive stock options that have been previously granted.

(3)	Includes 1,096,250 shares of which the directors and officers have the right to acquire beneficial ownership through the exercise within 60 days from March 1, 2002 of stock options that have previously been granted. Excluding Mr. L. Borick, the directors and officers beneficially own 322,693 shares, or 1.2% of the class. Each of such directors and officers has sole investment and voting power over his shares.

      A copy of Superior’s annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished to any shareholder without charge on written request to R. Jeffrey Ornstein, Vice President & CFO, Superior Industries International, Inc., 7800 Woodley Avenue, Van Nuys, California 91406.

ELECTION OF DIRECTORS

      One of the purposes of the Meeting is to elect three persons to Class III of the Board of Directors in accordance with the Company’s Articles of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class III of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director’s term has expired and until his or her successor is elected and qualified. The three persons receiving the largest number of votes shall be elected as Class III directors. Since there is no particular percentage of either the outstanding shares or the shares represented at the meeting required to elect a director, abstentions and broker non-votes will have the same effect as the failure of shares to be represented at the Annual meeting, except that the shares subject to such abstentions or non-votes will be counted in determining whether there is a quorum for taking shareholder action, under California law and the Company’s Articles of Incorporation and Bylaws.

      The Company’s Articles of Incorporation provides that its eight directors be divided into three classes. The term of office of those directors in Class I expires at the 2003 Annual Meeting of Shareholders; the term of office of those directors in Class II expires at the 2004 Annual Meeting of Shareholders; and the term of office of those directors in Class III expires at the 2002 Annual Meeting of Shareholders. Directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

Nominees For Directors

      Messrs. L. Borick, S. Borick and Brown are currently serving as directors in Class III and were elected at the 1999 Annual Meeting of Shareholders for a term of office expiring at the 2002 Annual Meeting of Shareholders. All nominees were recommended for re-election by the Board of Directors. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 2002 Annual Meeting, the year in which each first became a director of the Company, committee memberships, ownership of equity securities of the Company and other information are shown below in the brief description of each of the nominees and incumbent directors and in the table following such descriptions.

      Each of the following persons is nominated for election to Class III of the Board of Directors (to serve a three-year term ending at the 2005 Annual Meeting of Shareholders and until their respective successors are elected and qualified). The Board of Directors recommend that you vote FOR the following nominees:

Louis L. Borick

      Mr. L. Borick has been President and Chairman of Superior’s Board of Directors since 1957 and has been responsible for the formation of the overall corporate policy of the Company and its subsidiaries. His son, Steven J. Borick, is Executive Vice President of Superior and serves on Superior’s Board of Directors. Mr. L. Borick also serves as a member of the Long Range Financial Planning Committee of the Board of Directors of the Company.

Steven J. Borick

      Mr. S. Borick, who is a son of Louis L. Borick, was appointed Executive Vice President, effective January 1, 2000. He joined the Company in January, 1999, and was appointed Vice President, Strategic

Planning on March 19, 1999. Prior to joining Superior, he was engaged in the oil exploration business for over 20 years in his capacity as President of Texakota, Inc. and general partner of Texakota Oil Co. Mr. S. Borick also serves on the Board of Directors of M.D.C. Holdings, Inc., a New York Stock Exchange Company. He serves on the Long Range Financial Planning Committee of the Board of Directors of the Company.

Raymond C. Brown

      Mr. Brown retired from the Company in 1998 after a distinguished career spanning thirty years of service. Mr. Brown joined the Company in 1967 and became Senior Vice President in 1975. His duties included strategic and product planning and involvement in all of the Company’s major projects. He was directly responsible for marketing and sales of products for original equipment manufacturers and was also responsible for Corporate Quality.

Incumbent Directors

      Directors in the other two classes of directors whose terms are not currently expiring are as follows:

Class I — serving until the 2003 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

Jack H. Parkinson

      Mr. Parkinson has more than 50 years experience in the automotive industry. He retired from Chrysler Corporation after 24 years in its international organization. He was Managing Director of Chrysler’s Mexico operations from 1974 to 1982 and was Executive Vice President of Sunroad Enterprises, an entity involved in real estate development, banking and car dealerships, from 1983 to 1994. He serves on the Audit, Long Range Financial Planning and Compensation Committees of the Board of Directors of the Company.

Philip W. Colburn

      Mr. Colburn has more than 30 years experience in the automotive industry. He currently is the Chairman of Allen Telecom, Inc., a New York Stock Exchange listed manufacturer of wireless equipment to the global telecommunications industry. He has held his current position since March 1988 and has served as a member of the Board of Directors of Allen since 1975. Mr. Colburn serves on the Stock Option, Audit and Long Range Financial Planning Committees of the Board of Directors of the Company. Mr. Colburn is also a Director of TransPro, Inc.

R. Jeffrey Ornstein

      Mr. Ornstein, a certified public accountant, joined the Company in June 1984 as Vice President, Finance and Treasurer and is Chief Financial Officer of the Company. He became Vice President and CFO in 1995. Mr. Ornstein serves as an ex officio member on the Long Range Financial Planning Committee of the Board of Directors of the Company.

Class II — serving until the 2004 Annual Meeting of Shareholders and until their respective successors are elected and qualified:

Sheldon I. Ausman

      Mr. Ausman is a founding partner of Cambridge Capital Partners, a private equity firm with offices in Los Angeles, Chicago and New York. For thirty-four years until his retirement, Mr. Ausman was with the international firm of Arthur Andersen, accountants and auditors. He retired as the Managing Partner of the Southern California, Honolulu and Las Vegas offices. He also served as a member of the firm’s Board of Partners in various other committees. Mr. Ausman is currently a director of Northern Trust Bank of California and Allen Telecom, Inc., as well as several nonprofit and privately owned companies. Mr. Ausman serves on the Stock Option, Audit, Compensation and Long Range Financial Planning Committees of the Board of Directors of the Company.

V. Bond Evans

      Mr. Evans has over 35 years of domestic and international experience in engineering, manufacturing and general management disciplines, primarily in the aluminum industry. He graduated from General Motors Institute of Technology and Management and began his career with General Motors Diesel Ltd. Canada. In 1960 he joined Kawneer Company Canada Limited. He became President with responsibility for Canadian and European operations in 1968. He was named President of the parent company in 1970 with responsibility for worldwide operations. Following the acquisition of Kawneer, Inc. by Alumax, Inc. (NYSE) he held a succession of upper management positions in Alumax, becoming President and CEO in 1991. During his career Mr. Evans served as a Director and Committee Chairman in the Aluminum Association and the International Primary Aluminum Institute. Mr. Evans serves on the Compensation and Stock Option Committees of the Board of Directors of the Company.

      The names of, and certain information with respect to, the nominees and the incumbent directors are as follows:

			First
			Elected
Name	Age	Principal Occupation	as a Director

Nominees
Louis L. Borick	78	President and Chairman of the Board	1957
Steven J. Borick	49	Executive Vice President	1981
Raymond C. Brown	73	Retired Senior Vice President	1972
Incumbents
Sheldon I. Ausman	68	Partner — Cambridge Capital Investments	1992
V. Bond Evans	65	Retired President and CEO, Alumax, Inc.	1994
Jack H. Parkinson	72	Retired Executive Vice President, Sunroad Enterprises	1983
Philip W. Colburn	73	Chairman, Allen Telecom, Inc.	1991
R. Jeffrey Ornstein	59	Vice President & CFO	1991

Committees and Meetings of the Board of Directors

      During 2001, the Board of Directors of the Company held five regularly scheduled meetings. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served. In addition to meeting as a group to review the Company’s business, certain members of the Board of Directors also devote their time and talents to certain standing committees. Significant committees of the Board of Directors of the Company and the respective members are set forth below.

      The Audit Committee is presently comprised of Sheldon I. Ausman, Jack H. Parkinson and Philip W. Colburn. The Audit Committee met three times during 2001. Certain members also met telephonically with Management and the Company’s outside auditors on three additional occasions.

      The Stock Option Committee administers the Company’s stock option plans. It is presently comprised of Sheldon I. Ausman, Philip W. Colburn and V. Bond Evans. The Stock Option Committee met four times during 2001.

      The Compensation Committee reviews and approves the non-stock compensation for the Company’s officers and key employees. The committee consists of Sheldon I. Ausman, V. Bond Evans and Jack H. Parkinson. The Compensation Committee met once during 2001. See “Compensation Committee Report” located elsewhere in this Proxy Statement.

      The Long Range Financial Planning Committee reviews the Company’s long-term strategic financial objectives and the methods to accomplish them. The committee consists of Steven J. Borick, Sheldon I. Ausman, Louis L. Borick, Philip W. Colburn, Jack H. Parkinson and R. Jeffrey Ornstein as an ex officio member. The Long Range Financial Planning Committee did not meet during 2001.

      The Company does not have a standing nominating committee.

Certain Relationships and Related Transactions

      Superior’s main office and manufacturing facilities located at 7800 Woodley Avenue, Van Nuys, California, are leased from Mr. L. Borick and Juanita A. Borick. One of the two buildings on the property is a casting plant containing approximately 85,000 square feet and the other is a combined office, manufacturing and warehouse structure. The offices comprise approximately 24,000 square feet and the manufacturing and warehouse area 236,000 square feet. During fiscal 2001, Superior paid $1,232,352 in rentals under the lease.

      Superior leases the plant and office facilities at 14721 Keswick Street, Van Nuys, California from Keswick Properties, owned jointly by Steven J. Borick, a director and officer of the Company, and two other of Mr. L. Borick’s children. During fiscal 2001, Superior paid Keswick Properties $292,102 in rentals under the lease.

      The Company believes that the terms of the above mentioned lease agreements are as favorable to the Company as those obtainable from an unaffiliated third party.

Employment Agreements

      On January 1, 1994, Superior renewed its employment agreement with Mr. L. Borick. The agreement provides for a five-year evergreen term, an annual base compensation, use of a company automobile, life insurance and other customary employee benefits. Mr. L. Borick’s annual base salary in effect as of January 1, 1996 is $1,000,000. The Company provides life insurance under a split dollar arrangement with Mr. Borick for a face value of $2,500,000. The agreement also provides, in the event of Mr. L. Borick’s death or disability during the employment term, for a payment over 60 months of the balance of Mr. L. Borick’s compensation under the agreement at the time of his death or disability. Upon an early termination of the agreement or Mr. L. Borick’s retirement, he will receive one-twelfth of his annual base compensation during each of the ensuing 60 months and one-half such amount during each of the 120 months following. See “Compensation Committee Report” located elsewhere in this Proxy Statement for more discussion regarding Mr. L. Borick’s compensation.

Retirement Benefits

      The Company entered into agreements with its directors, executive officers and key employees which provide for Superior to pay to the individual, upon his retirement after having reached his specified vesting date, or in the event of his death while in the employ of the Company prior to retirement, a monthly retirement benefit up to 30% of his final average compensation over the preceding 36 months. Such payments are to continue through the later of 120 months or, if subsequent to his retirement, the individual’s death.

Compensation of Directors

      During 2001, all non-employee directors of the Company were each compensated $25,000 for services as directors and $500 for each committee meeting attended. Management members of the Board of Directors are not compensated for their service as directors.

EXECUTIVE COMPENSATION

      The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years 1999 through 2001 of those persons who were, at December 31, 2001, (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the “Named Officers”).

Summary Compensation Table

				Long-Term
		Annual		Compensation —
		Compensation(1)		Number of
	Fiscal			Stock Options	All Other
Name and Principal Position	Year	Salary	Bonus	Granted	Compensation(2)

Louis L. Borick	2001	$1,000,001	$1,433,000	200,000	$117,135
President and Chairman	2000	1,000,001	2,519,000	-0-	97,429
of the Board	1999	1,000,001	2,203,000	-0-	4,800
Steven J. Borick	2001	$350,092	$300,000	60,000	$1,700
Executive Vice President	2000	248,094	150,000	60,000	1,701
	1999	133,166	125,000	35,000	722
R. Jeffrey Ornstein	2001	$236,172	$180,000	5,000	$5,100
Vice President & CFO	2000	230,006	200,000	5,000	5,102
	1999	225,607	200,000	5,000	4,800
James M. Ferguson	2001	$205,654	$99,000	10,000	$5,100
Vice President, OEM	2000	199,992	110,000	7,500	5,101
Marketing Group	1999	194,210	110,000	5,000	4,800
Michael J. O’Rourke	2001	$142,571	$117,000	10,000	$5,100
Vice President, OEM	2000	135,794	130,000	7,500	4,717
Program Administration	1999	127,234	125,000	5,000	4,428

(1)	While the executive officers enjoy certain perquisites, such perquisites do not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus, and, accordingly, are not reflected on this table.

(2)	These amounts represent the Company’s contributions to the employee retirement savings plans covering substantially all of its employees. The contribution for Mr. L. Borick was $5,100. Mr. L. Borick also received $83,423 in reimbursement of premiums paid for life insurance under a split dollar arrangement with the Company, and $28,612 in non-cash benefits for the use of corporate automobiles and aircraft.

Option Grants

      The following table shows information on grants of stock options during the fiscal year 2001 to the Named Officers.

					Potential Realizable Value at
	Number of	Percentage of			Assumed Annual Rates of
	Securities	Total Options			Stock Price Appreciation for
	Underlying	Granted to			Option Term(3)
	Options	Employees in	Exercise Price	Expiration
Name	Granted(1)	Fiscal 2001	Per Share(2)	Date	5%	10%

Louis L. Borick	200,000	45.5%	$29.40	9/20/11	$3,697,900	$9,371,206
Steven J. Borick	60,000	13.6%	29.40	9/20/11	1,109,370	2,811,362
R. Jeffrey Ornstein	5,000	1.1%	29.40	9/20/11	92,448	234,280
James M. Ferguson	10,000	2.3%	29.40	9/20/11	184,895	468,560
Michael J. O’Rourke	10,000	2.3%	29.40	9/20/11	184,895	468,560

(1)	All options granted are exercisable in cumulative equal installments commencing one year from date of grant, with full vesting on the fourth anniversary date. Vesting may be accelerated in certain events relating to the change of the Company’s ownership or certain corporate transactions.

(2)	All stock options were granted at market value at the closing price on the New York Stock Exchange of the Company’s common stock on the date of grant.

(3)	Reported net of the option exercise price. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock conditions, as well as the option holders’ continued employment through the vesting period. The amounts reflected in this table may not be indicative of the value that will actually be achieved or realized.

Option Exercises and Fiscal Year-End Values

      The following table shows information with respect to stock options exercised during fiscal year 2001 and unexercised options to purchase the Company’s common stock for the Named Officers.

			Number of Unexercised		Value of Unexercised,
			Options Held At		In-the-Money Options
	Shares		December 31, 2001		At December 31, 2001(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Louis L. Borick	-0-	$-0-	937,500	262,500	$13,876,875	$3,088,125
Steven J. Borick	-0-	-0-	43,500	122,500	677,820	1,479,600
R. Jeffrey Ornstein	26,250	464,825	7,500	12,500	124,813	160,638
James M. Ferguson	-0-	-0-	33,624	19,375	674,429	237,856
Michael J. O’Rourke	6,000	139,800	17,125	19,375	290,459	237,856

(1)	Represents the difference between the market value on the date of exercise and the option exercise price.

(2)	Represents the difference between the market value at December 31, 2001 and the option exercise price.

AUDIT FEES

      The aggregate fees paid by the Company to its outside auditors for the annual audit and reviews of the quarterly financial statements during the year ending December 31, 2001 were $217,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

      There were no fees paid by the Company for information technology services rendered by the Company’s outside auditors during the year ending December 31, 2001.

ALL OTHER FEES

      The aggregate fees paid by the Company for all other services provided by the Company’s outside auditors during the year ending December 31, 2001 were $93,000.

AUDIT COMMITTEE REPORT

      On May 12, 2000, the Board of Directors adopted a written charter for the Audit Committee. Each member of the Company’s Audit Committee meets the independence requirements set by the New York Stock Exchange. The Audit Committee’s report follows:

      The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company with management of the Company. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP, the independent auditors for the Company, the matters required to be discussed by Statement on Accounting Standards No. 61 (Communications with Audit Committees). The Audit Committee also received and discussed with PricewaterhouseCoopers LLP the matters required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), including the independence of PricewaterhouseCoopers LLP.

      Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Sheldon I. Ausman
Jack H. Parkinson
Philip W. Colburn

COMPENSATION COMMITTEE REPORT

      The Compensation Committee (the “Committee”), as currently constructed, is comprised of Messrs. Ausman, Evans and Parkinson, individuals who have never been employees of the Company. Its responsibility is to develop and make recommendations to the full Board with respect to executive compensation. Also, the Compensation Committee establishes the annual compensation of the Company’s President and Chief Executive Officer (“CEO”) and reviews the compensation policy related to the Company’s other executive officers. Its executive compensation philosophy is to set levels of overall compensation that will allow the Company to successfully compete for exceptional executives, to tie part of each executive’s compensation to the success of the Company in attaining its short and long-term objectives, and to recognize individual effort and achievement.

      The Committee considers the competitiveness of overall compensation, solely, and evaluates the performance of the executive officers and adjusts salaries accordingly. For individuals other than the CEO, adjustments are made based on subjective recommendations of the CEO to the Committee of the individual executive’s performance and also take into account the profitability of the Company but without regard to a specified formula. The Committee believes these criteria for salary adjustments are in accordance with sound overall compensation guidelines.

      Pursuant to this philosophy, the Committee reviews published compensation surveys covering a wide array of public companies, both larger and smaller than the Company. Periodically it reviews the compensation paid and to be paid to each of the Company’s executive officers and receives an evaluation of their performance from the Company’s CEO. The Company’s CEO has an employment contract which is discussed under “Employment Agreements.”

      The compensation surveys utilized for CEO compensation are published in national magazines and contain certain of the companies comprising the peer group (see “Common Stock Performance Graph”) but include a variety of other public companies. Compensation levels for the CEO were not solely based by reference to peer company compensation levels.

      The Committee does not specifically target a level of compensation relative to comparative compensation data collected for the CEO or other executive officers, but rather refers to this data for subjective review and confirmation of reasonableness of salaries paid to executives.

      In 1994, the Board of Directors and the shareholders approved an Incentive Bonus Plan (the “Bonus Plan”) for Mr. L. Borick, the Company’s CEO. The purpose of the Bonus Plan is to provide Mr. Borick an additional incentive to continue the extraordinary efforts, initiative and judgment he has exercised on behalf of the Company and its stockholders by establishing his yearly bonus on a specific formula basis. Under the Bonus Plan, the amount of Mr. Borick’s annual bonus will equal 2.0% of the Company’s annual income before income taxes and before deducting any annual awards under the Bonus Plan or any other executive incentive arrangements. However, if such annual income does not equal at least 90% of the planned level for the year, as approved by the Compensation Committee, the 2.0% figure will be reduced to 1.8%, ranging down to 1.0% at 70% of the planned level. In no event, however, will Mr. Borick’s annual bonus under the Bonus Plan be less than 1.0% of annual income, as defined.

      The Committee administers the Bonus Plan and determines the amount payable under it in accordance with its terms. The Compensation Committee has the right to amend or terminate the Bonus Plan at any time. The 2001 bonus paid to Mr. Borick pursuant to the Plan was $1,433,000.

      The Omnibus Budget Reconciliation Act of 1993 (“the Act”) enacted in August 1993 limits the deductibility by the Company of the annual compensation paid over $1,000,000 to the Named Officers, unless such compensation was “performance-based,” as defined in the Act. The intent of the Compensation Committee is that compensation paid under the Bonus Plan will qualify as performance-based compensation under the Act.

      The overall amount of the bonus pool is approximately 6.1% of pre-tax income. The pool is utilized for all employee bonuses including the Bonus Plan for the CEO. The determination as to the portion of the bonus pool awarded to each executive, other than the CEO, is entirely subjective and discretionary based on an evaluation of their performance and contribution for the year. The Committee approved the establishment of the pool and the amount; and individual bonus awards, other than for the CEO, are based on recommendations of the CEO and reviewed and approved by the Committee.

      The stock option awards to each executive are determined subjectively based on an evaluation of their performance and contribution to the Company and also take into account the relative financial performance of the Company without regard to any specified formula.

      Base salaries are generally reviewed no sooner than every 12 months and adjusted when deemed necessary. The last salary review for each of the Named Officers is as follows: Mr. L. Borick (December 11, 1995), Mr. S. Borick (March 4, 2002), Mr. Ornstein (March 4, 2002), Mr. Ferguson (March 4, 2002) and Mr. O’Rourke (March 4, 2002).

      The foregoing report has been furnished by —

Sheldon I. Ausman
V. Bond Evans
Jack H. Parkinson

Common Stock Performance Graph

      The following graph compares the five year cumulative total return of the Company’s common stock to that of the Dow Jones Equity Market Index and the Dow Jones Automobile Parts and Equipment Excluding Tire and Rubber Makers Index.

Comparison of Five Year Cumulative Total Return*

*	Assumes that the value of the investment in Superior Industries common stock and each Index was $100 on December 31, 1996, and that all dividends were reinvested.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

      Shareholder proposals complying with appropriate Securities and Exchange Commission and proxy rules to be presented at the 2003 Annual Meeting of Shareholders must be received at the Company’s executive offices at 7800 Woodley Avenue, Van Nuys, California 91406 by November 30, 2002 in order to be included in the Company’s Proxy Statement and form of proxy relating to that meeting.

OTHER MATTERS

      Management does not know of any matters to be presented to the Annual Meeting other than those described above. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters, and discretionary authority to do so is included in the proxy.

      Arthur Andersen LLP was previously the principal accountant the Company. On July 27, 2001, the Company’s Audit Committee recommended to the Company’s Board of Directors that Arthur Andersen LLP’s appointment as principal accountant be terminated and PricewaterhouseCoopers LLP be engaged as principal accountant. The Audit Committee’s recommendation to change accountants was approved by the Company’s Board of Directors on that date.

      In connection with the audits of the two fiscal years ended December 31, 2000, and during the subsequent interim period through July 27, 2001, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused Arthur Andersen LLP to make reference thereto in their report on the financial statements for such years.

      The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1999 and December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      The Company has requested that Arthur Andersen LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated July 27, 2001, was filed as Exhibit 16 to the Form 8-K.

      During the two fiscal years ended December 31, 2000 and subsequent interim period through July 27, 2001, the Company did not consult with PricewaterhouseCoopers LLP regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

      Management has not selected or recommended any auditors for the forthcoming year. Management believes that this decision is premature at this time although it expects to retain PricewaterhouseCoopers LLP as the Company’s auditors for 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Superior’s officers and directors, and persons who beneficially own more than 10% of a registered class of Superior’s equity securities, to file reports of beneficial ownerships and changes in beneficial ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish Superior with copies of all Forms 3, 4 and 5 that they file. Based solely on Superior’s review of the copies of such forms it has received and written representation from certain reporting persons confirming that they were not required to file Forms 5 for specified fiscal years, Superior believes that all its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal year 2001.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

BY:	LOUIS L. BORICK

President and Chairman of the Board

[X]	PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
SUPERIOR INDUSTRIES INTERNATIONAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
PROXY FOR ANNUAL MEETING OF
SHAREHOLDERS — MAY 10, 2002

     The undersigned hereby appoints R. JEFFREY ORNSTEIN and DANIEL L. LEVINE, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SUPERIOR INDUSTRIES INTERNATIONAL, INC., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at the Airtel Plaza Hotel, 7277 Valjean Avenue, Van Nuys, California 91408 on Friday, May 10, 2002 at 10:00 A.M., and at any and all postponements and adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat.

			With-	For All
		For	hold	Except

1	The election as directors	[ ]	[ ]	[ ]

Nominees:	Louis L. Borick
Steven J. Borick
Raymond C. Brown

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.          [   ]

THE PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED,THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS.

Please be sure to sign and date this Proxy in the box below	Date

Stockholder sign above	Co-holder (if any) sign above

é	Detach above card, sign, date and mail in postage paid envelope provided.	é

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.